Exhibit 99.1

Citadel Broadcasting Corporation

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2007 First Quarter Operating Results

Las Vegas, Nevada, May 8, 2007 – Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the first quarter of 2007.

March 31, 2007 – First Quarter Results

Net revenues for the first quarter of 2007 were $92.9 million as compared to $94.0 million in the first quarter of 2006, a decrease of 1.2%. The decrease in revenues was a result of lower revenues associated with format and signal changes in the Birmingham, AL and Oklahoma City, OK markets as well as lower revenue in the Providence, RI market, partially offset by increased revenues in the Knoxville, TN, Memphis, TN, and Salt Lake City, UT markets.

Operating income for the first quarter of 2007 was $25.6 million compared to $23.5 million in the corresponding 2006 period, an increase of $2.1 million, or 8.9%. The increase was in part attributable to a gain on sale of assets of approximately $3.9 million and a decrease in depreciation and amortization of approximately $2.7 million, offset by an increase in corporate general and administrative expense of approximately $4.1 million. The increase in the corporate general and administrative expense includes an increase of approximately $2.1 million in stock-based compensation, approximately $0.4 million in sponsorship identification investigation costs and ABC Radio merger related costs, and primarily costs associated with higher staffing in anticipation of the merger with ABC Radio.

Station operating income (as detailed in the attached table, is generally defined as net income (loss) plus income tax expense (benefit), interest related expenses, depreciation and amortization, local marketing agreement fees, stock-based compensation, corporate general and administrative expenses, other, net and other non-cash expenses) was $35.4 million for the first quarter of 2007, compared to $36.8 million for the first quarter of 2006, a decrease of $1.4 million, or 3.8% as a result of the changes in revenue described above. The switching of certain formats with anticipated higher growth to stronger signals as well as eliminating dependency on higher paid talent is expected to benefit future growth and result in more controllable station operating expenses.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company continues to be impacted by sluggish growth in the radio industry. The Company made several changes in the last three months including changes in Birmingham and Oklahoma City to position the Company for more strategic growth in the future. The Company’s merger with ABC Radio continues to move forward. During the first quarter, the Company returned approximately $38.1 million to our shareholders through a combination of dividend payments, totaling $0.18 per share and the repurchase of approximately 1.8 million shares.”

Net interest expense increased to $7.8 million for the quarter ended March 31, 2007 from $6.4 million for the quarter ended March 31, 2006, an increase of $1.4 million, or 21.9%. The increase in net interest expense was attributable to higher interest rates under the Company’s senior credit facility and an increase in outstanding borrowings primarily as a result of the repurchase of shares of outstanding common stock of the Company.

Income tax expense for the quarter ended March 31, 2007 was approximately $11.3 million (substantially all non-cash), compared to approximately $7.1 million (substantially all non-cash) for the quarter ended March 31, 2006, an increase of $4.2 million. The increase in the first quarter of 2007 was principally due to a $2.9 million non-cash write-down of the Company’s deferred tax asset in connection with stock-based compensation expense.

Net income for the quarter ended March 31, 2007 was $6.8 million, or $0.06 per basic share, as compared to $9.5 million, or $0.09 per basic share, for the same period in 2006. Included in net income for the quarter ended March 31, 2007 was approximately $7.1 million of stock-based compensation expense, net of tax, or $(0.06) per basic share and approximately $2.4 million related to gain on sale of certain assets, net of tax, or $0.02 per basic share. Included in net income for the quarter ended March 31, 2006 was approximately $2.5 million of stock-based compensation expense, net of tax, or $(0.02) per basic share.

Additionally, in connection with the Company’s adoption of FIN 48, Uncertain Tax Positions on January 1, 2007 the Company recorded approximately $2.9 million as an adjustment to the opening balance of retained earnings and approximately $2.0 million was recorded as an increase to goodwill related to uncertain tax positions from prior acquisitions.

Free cash flow (as detailed in the attached table, is generally defined as net income (loss) (i) plus depreciation and amortization, stock-based compensation expense, other, net, non-cash expenses and income tax expense (ii) less interest-related expenses, capital expenditures and cash taxes) was $19.5 million for the three months ended March 31, 2007, compared to $24.4 million for the three months ended March 31, 2006, a decrease of $4.9 million or 20.1%. The decrease in free cash flow is due to an increase in corporate general and administrative costs, higher interest costs and a decrease in net revenues. For the three months ended March 31, 2007, the weighted average common shares outstanding was approximately 110.5 million compared to 111.6 million for the three months ended March 31, 2006.

Transaction with ABC Radio

On February 6, 2006, the Company and The Walt Disney Company (“TWDC”) announced that the Board of Directors of both companies approved a definitive agreement to combine ABC Radio, which includes 22 radio stations and the ABC Radio Network, with the Company. On November 19, 2006, the Company and TWDC entered into amendments to modify the terms of agreements relating to the merger. Upon consummation of the merger, the Company is expected to be the third largest radio group in the United States, with a significant national footprint reaching more than 50 markets. In the amendments, the parties agreed that closing of the merger would not be before May 31, 2007, unless the Company elects to close earlier and certain conditions have been met. Consummation of the merger is subject to the satisfaction or waiver of closing conditions that are contained in the merger agreement, including receipt of certain IRS rulings.

Our Station Portfolio

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 165 FM and 58 AM radio stations in 46 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking” statements for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the proposed business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations, policies or actions or in regulatory bodies; changes in uncertain tax positions and tax rates; changes in dividend policy; changes in capital expenditure requirements; the risk that the proposed business combination with ABC Radio may be delayed or not close or may be less favorable for the Company than originally expected.

The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

Additional Information about the Transaction with ABC Radio and Where to Find It

On December 21, 2006, the Company filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (Registration No. 333-139577), as amended on February 14, 2007, April 5, 2007, April 26, 2007 and May 7, 2007, containing a preliminary information statement/prospectus regarding the proposed business combination with the ABC Radio business. This material is not a substitute for the definitive information statement/prospectus regarding the proposed business combination that will be available after the Registration Statement is effective. Investors are urged to read the preliminary information statement/prospectus and the final information statement/prospectus when it becomes available, and any other relevant materials filed by the Company or TWDC with the SEC when they become available because they contain, or will contain, important information, including information about the Company, the ABC Radio business and the proposed combination. When the registration statement is effective, the final information statement/prospectus will be mailed to stockholders of Citadel and TWDC. The information statement/prospectus and other documents which are filed by Citadel and TWDC with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a written request to Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Net broadcasting revenue	$92,920	$93,999

Operating Expenses:
Cost of revenues	28,385	28,519
Selling, general and administrative	29,508	30,061
Corporate general and administrative	10,218	6,075
Local marketing agreement fees	326	313
Depreciation and amortization	2,804	5,533
Other, net	(3,895)	10

Operating expenses	67,346	70,511

Operating income	25,574	23,488

Interest-related expenses:
Interest expense, net	7,806	6,399
Non-cash debt-related (income) expenses	(332)	458

Interest-related expenses, net	7,474	6,857

Income before income taxes	18,100	16,631

Income tax expense	11,338	7,106

Net income	$6,762	$9,525

Net income per share - basic	$0.06	$0.09

Net income per share - diluted	$0.06	$0.08

Weighted average common shares outstanding:
Basic	110,489	111,595

Diluted	124,359	127,362

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s station operating income for the three months ended March 31, 2007 and 2006. The Company defines station operating income as net income (loss) adjusted to exclude the following line items included in its Statement of Operations: income tax expense (benefit), interest related expenses, other, net, depreciation and amortization, local marketing agreement fees, stock-based compensation, corporate general and administrative expenses and other non-cash expenses.

Station operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, station operating income does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, station operating income is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Station operating income does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As station operating income excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of station operating income to net income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended March 31,
	2007	2006
Station operating income	$35,417	$36,774
Less:
Corporate general and administrative, excluding related portion of stock-based compensation	5,275	3,235
Stock-based compensation	5,333	4,195
Local marketing agreement fees	326	313
Other, net	(3,895)	10

Adjusted operating income before depreciation and amortization	28,378	29,021
Less:
Depreciation and amortization	2,804	5,533

Operating income	25,574	23,488
Less:
Interest-related expenses, net	7,474	6,857

Income before income taxes	18,100	16,631
Income tax expense	11,338	7,106

Net income	$6,762	$9,525

Free cash flow is defined as net income (loss) (i) plus depreciation, amortization, stock-based compensation expense, other, net, other non-cash expenses and income tax expense (ii) less non-cash debt-related expenses, cash taxes paid and capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended March 31,
	2007	2006
Net income	$6,762	$9,525
Adjustments
Depreciation and amortization	2,804	5,533
Stock-based compensation	5,333	4,195
Other, net	(3,895)	10
Non-cash debt-related expenses	(332)	458
Income tax expense	11,338	7,106
Taxes paid	(437)	(219)
Capital expenditures	(2,051)	(2,162)

Free cash flow	$19,522	$24,446

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following table presents stock-based compensation as reported. The Company believes this summary assists investors’ understanding of the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended March 31,
	2007	2006
Net broadcasting revenue	$—	$—

Operating Expenses:
Cost of revenues	77	612
Selling, general and administrative	313	743
Corporate general and administrative	4,943	2,840
Local marketing agreement fees	—	—
Depreciation and amortization	—	—
Other, net	—	—

Operating expenses	5,333	4,195

Operating loss	(5,333)	(4,195)

Interest-related expenses:

Interest expense, net	—	—
Non-cash debt-related expenses	—	—

Interest-related expenses, net	—	—

Loss before income taxes	(5,333)	(4,195)

Income tax expense (benefit) (1)	1,753	(1,649)

Net loss	$(7,086)	$(2,546)

Net loss per share – basic	$(0.06)	$(0.02)

Weighted average common shares outstanding:
Basic	110,489	111,595

(1)	For the quarter ended March 31, 2007, the amount includes a non-cash write-down of approximately $2.9 million of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense and gain on sale of certain assets to reported financial measures. The Company believes that adjusting its financial results for these items assists investors’ understanding of the operating performance of the Company.

	Three Months Ended March 31,
	2007	2006
Reconciliation of adjusted operating income to operating income:
Adjusted operating income before stock-based compensation and gain on sale of certain assets	$26,967	$27,683
Adjustments to reconcile to operating income:
Stock-based compensation expense	(5,333)	(4,195)
Gain on sale of certain assets	3,940	—

Operating income	$25,574	$23,488

Reconciliation of adjusted net income to net income:
Adjusted net income before stock-based compensation and gain on sale of certain assets, net of tax	$11,456	$12,071
Adjustments to reconcile to net income:
Stock-based compensation expense, net of tax	(7,086)	(2,546)
Gain on sale of certain assets, net of tax	2,392	—

Net income	$6,762	$9,525

Reconciliation of adjusted net income per share to net income per share:
Adjusted net income per basic share before stock-based compensation and gain on sale of certain assets	$0.10	$0.11
Adjustments to reconcile to net income per basic share:
Stock-based compensation expense, net of tax	(0.06)	(0.02)
Gain on sale of certain assets, net of tax	0.02	—

Net income per basic share	$0.06	$0.09

Weighted average common shares outstanding:
Basic	110,489	111,595

Contact:	Citadel Broadcasting Corporation
Robert G. Freedline (702) 804-5200